UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: January 29, 2008

Date of earliest event reported: January 23, 2008

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-51354	84-0925128
(Commission File Number)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014
(Address of principal executive offices)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 28, 2006, International Biofuels Limited, a company organized and existing under the laws of Mauritius (“IBL”) and a wholly-owned subsidiary of AE Biofuels, Inc. (the “Company”) and Acalmar Oils and Fats Limited, a company organized and existing under the laws of India (“Acalmar”) entered into a Shareholders Agreement, which agreement was subsequently amended on December 15, 2006 and August 22, 2007. Pursuant to the Shareholders Agreement, IBL and Acalmar formed Universal Biofuels Private Limited, a company formed and existing under the laws of India (“UBPL”) to construct and operate a biodiesel refinery in India. IBL and Acalmar held 74% and 26%, respectively, of UBPL.

On January 23, 2008, IBL and Acalmar entered into a Termination Agreement pursuant to which (i) IBL agreed to pay Acalmar $900,000 in cash; (ii) Acalmar agreed to assign all of its rights, title and interest in and to UBPL to IBL; and (iii) the parties agreed to terminate the Shareholders Agreement and all rights and obligations of the parties thereunder, including Acalmar’s obligation to contribute to UBPL additional capital of $1,640,000. As a result of this Termination Agreement, UBPL became a 100% wholly-owned subsidiary of IBL.

The parties reaffirmed the Operating and Maintenance Agreement, dated October 26, 2007, by and among IBL, Acalmar and UBPL, pursuant to which Acalmar shall continue to act as operator of UBPL.

Item 9.01 Financial Statements and Exhibits

Exhibits.

The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Termination Agreement, by and between IBL, UBPL and Acalmar, dated January 23, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2008

AE BIOFUELS, INC.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer